                                                                     Exhibit 2.6


                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                        FLEETBOSTON FINANCIAL CORPORATION

                                       and

                              THE BANK OF NEW YORK

                         Dated as of September 17, 2001


                               Table of Contents*
                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS
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
SECTION 1.1    Definition of Terms.........................................      2

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount............................      4
SECTION 2.2    Maturity....................................................      4
SECTION 2.3    Form and Payment............................................      5
SECTION 2.4    Global Debenture............................................      5
SECTION 2.5    Interest....................................................      6
SECTION 2.6    Denomination................................................      7

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1    Optional Redemption.........................................      7
SECTION 3.2    Redemption Procedures.......................................      7
SECTION 3.3    No Sinking Fund.............................................      8
SECTION 3.4    Required Approval...........................................      8

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1    Extension of Interest Payment Period........................      8
SECTION 4.2    Notice of Extension.........................................      9
SECTION 4.3    Limitation of Transactions..................................      9

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1    Payment of Expenses.........................................     10
SECTION 5.2    Payment Upon Resignation or Removal.........................     11

                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1    Listing on an Exchange......................................     11

                                        i
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                                   ARTICLE VII
                                FORM OF DEBENTURE

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
SECTION 7.1    Form of Debenture...........................................     11

                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1    Original Issue of Debentures................................     17

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1    Amendment and Ratification of Indenture.....................     18
SECTION 9.2    Trustee Not Responsible for Recitals........................     20
SECTION 9.3    Governing Law...............................................     20
SECTION 9.4    Separability................................................     20
SECTION 9.5    Counterparts................................................     20

* THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THIS SECOND SUPPLEMENTAL INDENTURE.

      SECOND SUPPLEMENTAL INDENTURE, dated as of September 17, 2001 (the "Second Supplemental Indenture"), between FleetBoston Financial Corporation, a Rhode Island corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of June 30, 2000 between the Company and the Trustee, as supplemented by the First Supplemental Indenture between the Company and the Trustee, dated June 30, 2000 (the "Indenture").

      WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its 7.20% Junior Subordinated Deferrable Interest Debentures due 2031 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

      WHEREAS, the Company and Fleet Capital Trust VII, a Delaware statutory business trust (the "Trust"), has offered to the public $500,000,000 aggregate liquidation amount of its 7.20% Capital Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $15,463,925 aggregate liquidation amount of its 7.20% Common Securities (the "Common Securities"), in $515,463,925 aggregate principal amount of the Debentures; and

      WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

      NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1       Definition of Terms.

      Unless the context otherwise requires:

      (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

      (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

      (e) headings are for convenience of reference only and do not affect interpretation;

      (f) the following terms have the meanings given to them in the
Declaration: (i) Purchase Agreement; (ii) Delaware Trustee; (iii) Distributions;
(iv) Institutional Trustee; (v) Preferred Securities Guarantee; (vi) Preferred Security Certificate; and (vii) Regular Trustee; and

      (g) the following terms have the meanings given to them in this Section 1.1(g):

      "Additional Interest" shall have the meaning set forth in Section 2.5(c).

      "Compound Interest" shall have the meaning set forth in Section 4.1.

      "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

      "Creditor" shall have the meaning set forth in Section 5.1.

      "Declaration" means the Amended and Restated Declaration of Trust of Fleet Capital Trust VII, a Delaware statutory business trust, dated as of September 17, 2001.

      "Deferred Interest" shall have the meaning set forth in Section 4.1.

      "Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Institutional Trustee pro rata to the holders of the Trust Securities in accordance with the Declaration, such event to occur at the option of the Company at any time.

      "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "Global Debenture" shall have the meaning set forth in Section 2.4(a).

      "Holder" means any person in whose name at the time a Debenture is registered on the Security Register.

      "Interest Payment Date" shall have the meaning set forth in Section
2.5(a).

      "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a).

      "Prepayment Price" shall have the meaning set forth in Section 3.1.

      "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its equivalent) for purposes of the Federal Reserve Board's capital guidelines for bank holding companies; provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Company and the treatment thereafter of the Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

      "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

      "Stated Maturity" means the date on which the Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest thereon including Compound Interest and Additional Interest, if any, which date shall be December 15, 2031 unless extended to a date not later than December 15, 2050 or accelerated to an earlier date, in either case in accordance with Section 2.2 hereof.

      "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

      SECTION 2.1 Designation and Principal Amount.

      There is hereby authorized a series of Securities designated as the "7.20% Junior Subordinated Deferrable Interest Debentures due 2031", in aggregate principal amount of $515,463,925.

      SECTION 2.2 Maturity.

      (a) The Debentures shall mature on December 15, 2031; provided, however, that the Company may accelerate or extend the Stated Maturity subject to the conditions specified below.

      (b) If a Tax Event occurs, then the Company will have the right prior to the termination of the Trust, to accelerate the Stated Maturity of the Debentures to the minimum extent required in order to allow for the payments of interest (including Additional Interest) in respect of the Debentures to continue to be tax deductible for the Company for United States federal income tax purposes, but in no event shall the resulting Stated Maturity of the Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity may be accelerated only if, (a) in the opinion of counsel to the Company, experienced in such matters, (i) after advancing the Stated Maturity, interest paid on the Debentures will be deductible for United States federal income tax purposes and (ii) accelerating the Stated Maturity will not result in a taxable event to the holders of the Preferred Securities, and (b) the Company has received the prior approval of the Federal Reserve Board to accelerate the Stated Maturity of the Debentures if such approval is then required under applicable law, rules, guidelines and policies.

      If there is an acceleration of the Stated Maturity of the Debentures, the Company shall give notice of the acceleration to the Trustee. The Trustee shall then give notice to the Holders of the Debentures between 30 and 60 days before the effectiveness of the acceleration.

      (c) The Company may extend the Stated Maturity of the Debentures to a date no later than December 15, 2050 so long as at the time such election is made and at the time such extension commences (x) no Event of Default has occurred and is continuing; (y) the Trust is not in arrears on payments of distributions on its Preferred Securities and no deferred distributions have accumulated on its Preferred Securities and (z) the Debentures are, and after such extension will be, rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

      If the Company elects to extend the Stated Maturity of the Debentures, the Company shall give notice of the extension to the Trustee. The Trustee shall then give notice to the Holders of the Debentures not more than 90 days and less than 30 days prior to the effectiveness of the extension.

      SECTION 2.3 Form and Payment.

      Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder, entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

      SECTION 2.4 Global Debenture.

      (a) In connection with a Dissolution Event,

          (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depository Institution, or its nominee, and delivered by the Trustee to the Depository Institution for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository Institution; and

          (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository Institution or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled.

      (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository Institution, or to a successor Depository Institution selected or approved by the Company or to a nominee of such successor Depository Institution.

      (c) If (i) at any time the Depository Institution notifies the Company that it is unwilling or unable to continue as Depository Institution or if at any time the Depository Institution for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository Institution for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company at any time determines that the Debentures shall no longer be solely represented by a Global Debenture or (iii) there shall have occurred an Event of Default, then the Company shall execute, and, subject to
Article II of the Indenture, the Trustee, upon written notice from the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In such event the Company shall execute, and, subject to
Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository Institution for delivery to the Persons in whose names such Securities are so registered.

      SECTION 2.5 Interest.

      (a) Each Debenture will bear interest at the rate of 7.20% per annum (the "Coupon Rate") from September 17, 2001 until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on December 15, 2001, to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be, as long as the Preferred Securities remain in book-entry form (or if no Preferred Securities remain outstanding, as long as the Debentures remain in book entry form), one Business Day prior to the relevant Interest Payment Date and, in the event the Preferred Securities are not in book-entry form (or if no Preferred Securities remain outstanding, in the event the Debentures are not in book entry form), the 1st day of the month in which the relevant Interest Payment Date occurs, except as otherwise provided pursuant to the provisions of Article IV hereof.

      (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per calendar month (but not to exceed 30 days in any month). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

      (c) If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and by the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

      SECTION 2.6 Denomination.

      The Debentures shall be issued in denominations of $25 and integral multiples thereof.

                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

      SECTION 3.1 Optional Redemption.

      The Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) in whole or in part, from time to time, on or after September 17, 2006 or (ii) at any time prior September 17, 2006, in whole but not in part, upon the occurrence and continuation of a Special Event, in either case at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of prepayment.

      SECTION 3.2 Redemption Procedures.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the redemption date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 3.1, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository Institution shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depository Institution participant to be redeemed. The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., New York time, on the date such prepayment price is to be paid.

      SECTION 3.3 No Sinking Fund.

      The Debentures are not entitled to the benefit of any sinking fund.

      SECTION 3.4 Required Approval.

      Any redemption of the Debentures in accordance with the foregoing Sections may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

      SECTION 4.1 Extension of Interest Payment Period.

      So long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compound Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

      SECTION 4.2 Notice of Extension.

      (a) If the Institutional Trustee is the only registered Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

      (b) If the Institutional Trustee is not the only Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record date or the Interest Payment Date to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

      (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

      SECTION 4.3 Limitation of Transactions.

      If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extended Interest Payment Period is continuing, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) there shall have occurred any Event of Default, as defined in the Preferred Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Debentures), (2) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (3) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

                                   ARTICLE V
                                    EXPENSES

      SECTION 5.1 Payment of Expenses.

      In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

      (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriter payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

      (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article 10 of the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities);

      (c) be liable for any indemnification obligations arising with respect to the Declaration; and

      (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

      The Company's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 5.1.

      The provisions of this Section shall survive the termination of this Second Supplemental Indenture.

      SECTION 5.2 Payment Upon Resignation or Removal.

      Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.06 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

      SECTION 6.1 Listing on an Exchange.

      If the Debentures are distributed to the holders of the Securities issued by the Trust, and the Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VII
                               FORM OF DEBENTURE

      SECTION 7.1 Form of Debenture.

      The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

      IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

      Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. 1
                        FLEETBOSTON FINANCIAL CORPORATION
             7.20% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2031
$_______________                                               CUSIP#__________

      FLEETBOSTON FINANCIAL CORPORATION, a Rhode Island corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Institutional Trustee of Fleet Capital Trust VII under that certain Amended and Restated Declaration of Trust dated as of September 17, 2001, or registered assigns, the principal sum of [ ] ($__________) on December 15, 2031; provided, that the Company may accelerate or extend the Stated Maturity of this Debenture subject to the conditions specified herein. The Company further promises to pay interest on said principal sum from September 17, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year commencing December 15, 2001, at the rate of 7.20% per annum (the "Coupon Rate") until the principal hereof shall have become due and payable, and on any overdue principal and premium, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, except as provided in the following sentences, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per calendar month (but not to exceed 30 days in any month). In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record dates, which will be, as long as this Debenture remains in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event this Debenture is not in book-entry form, the 1st day of the month in which the relevant Interest Payment Date occurs. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the Second Supplemental Indenture to the Indenture (as defined herein). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations (each as defined in the Indenture) and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      If a Tax Event occurs, then the Company will have the right prior to the termination of Fleet Capital Trust VII, to accelerate the Stated Maturity of this Debenture to the minimum extent required in order to allow for the payments of interest (including Additional Interest) in respect of this Debenture to continue to be tax deductible for the Company for United States federal income tax purposes, but in no event shall the resulting Stated Maturity of this Debenture be less than 15 years from the date of original issuance hereof. The Stated Maturity may be accelerated only if, (a) in the opinion of counsel to the Company, experienced in such matters, (i) after advancing the Stated Maturity, interest paid on this Debenture will be deductible for United States federal income tax purposes and (ii) accelerating the Stated Maturity will not result in a taxable event to the holders of the Preferred Securities, and (b) the Company has received the prior approval of the Federal Reserve Board to accelerate the Stated Maturity of this Debenture if such approval is then required under applicable law, rules, guidelines and policies.

      The Company may extend the Stated Maturity of this Debenture to a date no later than December 15, 2050 so long as at the time such election is made and at the time such extension commences (x) no Event of Default has occurred and is continuing; (y) Fleet Capital Trust VII is not in arrears on payments of distributions on its Preferred Securities and no deferred distributions have accumulated on its Preferred Securities and (z) this Debentures is, and after such extension will be, rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

      This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      THIS DEBENTURE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                             FLEETBOSTON FINANCIAL CORPORATION


                                             By:_______________________________
                                             Name:
                                             Title:
Attest:


By:______________________________________
Name:
Title:


                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION


Dated:  [   ]

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:_______________________________________
           Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)


      This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 30, 2000, duly executed and delivered between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 30, 2000 and the Second Supplemental Indenture dated as of September 17, 2001, each between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

      The Debenture is redeemable by the Company (i) in whole but not in part at any time prior to September 17, 2006 upon the occurrence and continuation of a Special Event (as defined in the Indenture) or (ii) in whole or in part on or after September 17, 2006. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of such redemption (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $25); provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture holder to be redeemed in accordance with its procedures.

      In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Debenture, or impair or affect the right of any Holder of a Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

      The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Stated Maturity of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or last beyond the Stated Maturity date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest, including any Additional Interest and Compound Interest, the Company may commence a new Extended Interest Payment Period.

      As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent, any transfer agent and any security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Debenture shall be governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

      SECTION 8.1 Original Issue of Debentures.

      Debentures in the aggregate principal amount of $515,463,925 may, upon execution of this Second Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Company.

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.1 Amendment and Ratification of Indenture.

      (a) Section 5.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

      "SECTION 5.01.  Events of Default.

      In case one or more of the following Events of Default with respect to Securities of any series or such other events as may be established with respect to the Securities of that series as contemplated by Section 2.03 hereof shall have occurred and be continuing:

      (a) default in the payment of any interest upon any Securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any particular series of Securities established as contemplated in this Indenture, shall not constitute a default in the payment of interest for this purpose; or

      (b) default in the payment of all or any part of the principal of, or premium, if any, on, any Securities of that series as and when the same shall become due and payable either at maturity, upon redemption (including redemption for a sinking fund, if any), by declaration or otherwise; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any particular series of Securities established as contemplated in this Indenture, shall not constitute a default in the payment of principal or premium, if any, for this purpose; or

      (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with and other than those set forth exclusively in terms of any particular series of Securities established as contemplated in this Indenture), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

      (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

      (f) in the event Securities are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, such Fleet Capital Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities to holders of Trust Securities in liquidation of their interests in such Fleet Capital Trust, (ii) the redemption of all of the outstanding Trust Securities of such Fleet Capital Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust;

then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of that series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

      The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of and premium, if any, on any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of such series (or at the respective rates of interest of all the Securities, as the case may be), to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of or premium, if any, on Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in this Indenture, then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series (or with respect to all Securities, as the case may be, in such case, treated as a single class) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

      In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Securities shall continue as though no such proceeding had been taken."

(b) The Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      SECTION 9.2 Trustee Not Responsible for Recitals.

      The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

      SECTION 9.3 Governing Law.

      This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

      SECTION 9.4 Separability.

      In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

      SECTION 9.5 Counterparts.

      This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



[Seal]                                 FLEETBOSTON FINANCIAL  CORPORATION
Attest:


By:     /s/ JANICE B. LIVA             By:       /s/ DOUGLAS L. JACOBS
   ---------------------------------      -------------------------------------
Name: Janice B. Liva                   Name: Douglas L. Jacobs
Title:  Assistant Secretary            Title:Senior Vice President and
                                             Treasurer

                                       THE BANK OF NEW YORK,
                                       as Trustee


                                       By:     /s/ MARIE E. TRIMBOLI
                                          -------------------------------------
                                          Name: Marie E. Trimboli
                                          Title:  Assistant Vice President

STATE OF MASSACHUSETTS        )
COUNTY OF SUFFOLK             )   ss.:

On the 17th day of September, 2001 before me personally came Douglas L. Jacobs, to me known, who, being by me duly sworn, did depose and say that he resides in Providence, Rhode Island; that he is Senior Vice President and Treasurer of FleetBoston Financial Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



/s/ LINDA D. ELFMAN
---------------------------
Notary Public

[seal] Commission expires: 11-23-01






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